Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Addex Therapeutics Ltd of our report dated April 24, 2020 relating to the financial statements of Addex Therapeutics Ltd, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers SA

Geneva, Switzerland

December 14, 2020

PricewaterhouseCoopers SA, avenue Giuseppe-Motta 50, Case postale, CH-1211 Genève 2, Switzerland

Telephone: +41 58 792 91 00, Facsimile: +41 58 792 91 10, www.pwc.ch

PricewaterhouseCoopers SA is a member of the global PricewaterhouseCoopers network of firms, each of which is a separate and independent legal entity.